Exhibit 1.01

QuickLogic Corporation

Conflict Minerals Report

For The Reporting Period from January 1, 2025 to December 31, 2025

Introduction

This Conflict Minerals Report (the “Report”) of QuickLogic Corporation (“QuickLogic”, “we”, “our”, or the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended, for the reporting period January 1, 2025 to December 31, 2025 (the "Reporting Period").

Rule 13p-1, through Form SD, requires the disclosure of certain information if a company manufactures or contracts to manufacture products for which certain "conflict minerals" (as defined below) are necessary to the functionality or production of such products. Form SD defines "conflict minerals" as: (i)(a) columbite-tantalite (or coltan, the metal ore from which tantalum is extracted), (b) cassiterite (the metal ore from which tin is extracted), (c) gold, and (d) wolframite (the metal ore from which tungsten is extracted), or their derivatives, which are currently limited to tantalum, tin, and tungsten; or (ii) any other mineral or its derivatives determined by the U.S. Secretary of State to be financing conflict in the Democratic Republic of the Congo or an "adjoining country," as such term is defined in Form SD (collectively, the "Covered Countries"). The “Covered Countries” for purposes of the Rule and this Report are the Democratic Republic of Congo (the “DRC”), the Republic of Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia, and Angola.

Our operations may at times manufacture, or contract to manufacture, products for which conflict minerals are necessary to the functionality or production of those products (collectively, the "Covered Products"). As required by Form SD, we have conducted a good faith reasonable country of origin inquiry ("RCOI") regarding the conflict minerals included in our Covered Products during the Reporting Period to determine whether any such Conflict Minerals originated in the Covered Countries and/or whether any of the Conflict Minerals were from recycled or scrap sources. Where applicable, we have conducted additional due diligence regarding the sources of the Conflict Minerals. The results of our RCOI regarding the Conflict Minerals, as well as our additional due diligence regarding the sources of such Conflict Minerals, are contained in this Report, which is publicly available at http://ir.quicklogic.com. The reference to the Company's website is provided for convenience only, and its contents are not incorporated by reference into this Form SD, nor are they deemed "filed" with the U.S. Securities and Exchange Commission pursuant to the Exchange Act or the Securities Act of 1933, as amended.

Overview

QuickLogic Corporation is a fabless semiconductor company that develops embedded Field Programmable Gate Array ("eFPGA") hard intellectual property ("IP"), Strategic Radiation Hardened and Antifuse FPGAs, and ruggedized programmable logic solutions used in a range of applications requiring adaptable hardware functionality. Our technologies enable customers to incorporate programmable logic into custom semiconductor devices or deploy standalone programmable devices to implement system control, hardware acceleration, and other configurable functions.

Our primary offerings include eFPGA IP licensing, discrete FPGA devices, and related development tools and software. In certain cases, our licensing agreements may include royalty payments based on customer production volumes. Semiconductor companies license our eFPGA IP to integrate programmable logic blocks into their application-specific integrated circuits ("ASICs") and system-on-chips ("SoC") devices. Our discrete FPGAs enable customers to implement custom hardware functionality in applications requiring flexibility, low power consumption, and long product life cycles.

Our programmable logic technologies are used in a variety of markets, including aerospace and defense, industrial and infrastructure systems, data processing and computing platforms, and certain embedded and edge computing applications. The combination of programmable silicon technologies, software tools, and design resources enables customers to efficiently incorporate field-programmable hardware capabilities into both custom silicon and system-level products.

The Company conducted an analysis of the products that it contracted to be manufactured during the Reporting Period and reasonably determined certain Conflict Minerals, primarily gold, tantalum, tin, and tungsten, are necessary to the functionality or production of the majority of its products.

Description of the Company’s Reasonable Country of Origin Inquiry

As described in this Report, we have determined that the following Conflict Minerals, namely gold, tantalum, tin and tungsten, are necessary to the functionality or production of products contracted to be manufactured by us during the Reporting Period. As a result, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) reasonably designed to determine if any of these Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources, in accordance with Form SD and related guidance provided by the Securities and Exchange Commission ("SEC"). Our supply chain is complex and there are many third parties in the supply chain between the ultimate manufacturer of the Covered Products and the original sources of Conflict Minerals. The Company does not directly purchase Conflict Minerals from mines, smelters, or refiners. Therefore, the Company must rely on suppliers to provide information regarding the country of origin of Conflict Minerals that are included in the Covered Products.

As such, our RCOI primarily consisted of utilizing the Conflict Minerals Reporting Template (“CMRT”) prepared by the Responsible Minerals Initiative ("RMI"), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative for Tier 1 suppliers of our devices in 2025. Only CMRTs 6.5 or higher were accepted. Responses were reviewed for completeness, reasonableness, and consistency, and we routinely followed up for any corrections and clarifications. During 2025, we contracted with Regilient.ai, a third-party vendor to coordinate the efforts of receiving and analyzing the CMRTs. Through Regilient.ai’s database, we received detailed information regarding the smelters/refiners and associated mine countries reported in our supply chain.

We submitted this template to four (4) Tier 1 suppliers and received a 100% response rate. Of these responding suppliers, 100% indicated one or more of the Conflict Minerals are necessary to the functionality or production of the products supplied.

Based on our RCOI, QuickLogic knows or has reason to believe that a portion of its necessary conflict minerals originated or may have originated in the Covered Countries and knows or has reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources.

Description of the Company’s Due Diligence Process

Based on this information, we performed additional due diligence on the source and chain of custody of these Conflict Minerals. The Company's due diligence measures have been designed to conform to the framework in the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chain of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (the "OECD Guidance"). The OECD Guidance is an internationally recognized due diligence framework.

In accordance with the five-step OECD Guidance, the design of our due diligence includes, but is not limited to, the following five steps: (i) establishment of strong company management systems, (ii) identification and assessment of risks in the supply chain, (iii) designing and implementing a strategy to respond to identified risks, (iv) carrying out an independent third-party audit of smelter/refiner’s due diligence practices and (v) reporting on supply chain due diligence. A description of certain activities undertaken by us in respect of each of the five steps of the OECD Guidance is described below.

1.	Establishment of Strong Company Management Systems

We have completed a number of steps to establish a management system for addressing the sourcing of Conflict Minerals in our Covered Products. These actions include:

a.

Adopt and Commit to a Supply Chain Policy for Conflict Minerals: Our Conflict Minerals Policy is available at https://www.quicklogic.com/support/conflict-minerals-policy/. Our Policy underscores the Company’s commitment to ethical business conduct and the responsible sourcing of minerals and to working with our suppliers to ensure compliance with SEC regulations.

Our Policy notes the Company’s support of the industry-wide efforts the Responsible Business Alliance and Global e-Sustainability Initiative are making to address responsible sourcing of minerals through the development of the Responsible Minerals Initiative.

b.

Internal Management to Support Supply Chain Due Diligence: Our Vice President of Operations participates in the design and execution of our conflict minerals program and cooperates to manage and support our supply chain due diligence. The VP of Operations identified the suppliers to be contacted and adopted and approved for use the Reporting Template discussed above. The VP of Operations interacts directly with our suppliers and third party, Regilient.ai, to obtain updated and current Reporting Templates and analyzes the information provided on the sourcing of the conflict minerals used in the manufacture of the Covered Products. Each response is reviewed to identify missing information and unclear responses. The VP of Operations meets regularly with Regilient.ai to discuss the results of the due diligence efforts and appropriate follow-up measures to be taken with our suppliers. The Vice President of Operations reports on the status of the Company’s supply chain due diligence at regularly scheduled meetings of the Company’s Board of Directors.

In addition, an internal Conflict Minerals Program team, led by our Quality & Compliance function, is supported by representatives from Operations, Supply Chain, Legal, Finance, and Internal Audit, to provide cross-functional oversight of our conflict minerals compliance activities.

c.

Controls and Transparency to Support Supply Chain Diligence: We use the CMRT to identify the smelters and refiners that are in the supply chain of each of our suppliers. We review and compare this list to the list of smelters and refiners identified by the Responsible Minerals Initiative to be eligible, active, or conformant in its Responsible Minerals Assurance Process ("RMAP"). This enables us to identify the smelters and refiners that have been determined to be in conformance with the applicable RMI standards and those that are currently undergoing assessment or are eligible for assessment as a part of the RMI's RMAP. We use Regilient.ai's database to further verify the smelter/refiners sourcing information.

Each facility that meets the RMI definition of a smelter or refiner of a Conflict Mineral is assessed according to red flag indicators defined in the OECD Framework. To determine the level of risk that each smelter poses to the supply chain, we assess the following criteria: geographic proximity to the Covered Countries, known mineral source country of origin, RMAP audit status, credible evidence of unethical or conflict sourcing, and peer assessments conducted by credible third-party sources. We have also incorporated vendor qualification requirements related to conflict minerals in our standard vendor qualification process so that current and future suppliers are obligated to participate in a supply chain survey and related due diligence activities.

We have also incorporated vendor qualification requirements related to conflict minerals in our standard vendor qualification process so that current and future suppliers are obligated to participate in a supply chain survey and related due diligence activities.

d.

Supplier Engagement: We are dependent upon our suppliers to manufacture the Covered Products. We continue to work with our suppliers to support their efforts to identify the sources and status of the Conflict Minerals used in our Covered Products and to encourage each smelter and refiner in our supply chain to undergo RMAP assessment or continue previously established conformance with RMI standards.

We evaluate direct suppliers on the strength of their internal Conflict Minerals programs as reflected in their CMRTs. When direct suppliers responded affirmatively to all four key CMRT questions—(i) whether they have established a conflict minerals sourcing policy, (ii) whether they have implemented due diligence measures for conflict-free sourcing, (iii) whether they review due diligence information received from their suppliers against company expectations, and (iv) whether their review process includes corrective action management—they are deemed to have a strong program. Suppliers that respond negatively to any one or more of these questions are flagged for follow-up.

We also require that our suppliers and contract manufacturers implement the Responsible Business Alliance's ("RBA") Code of Conduct, which includes an obligation to conduct due diligence regarding Conflict Minerals.

e.

Grievance Mechanism: We have grievance mechanisms in place that enable employees and suppliers to report violations of the Company’s policies. We have a compliance hotline which is operated by an independent company that may be called at any time to report grievances and invite individuals with grievances to bring these matters to the attention of the Audit Committee of our Board of Directors by written correspondence on a confidential basis. We also employ an email address by which matters may be brought at any time to the attention of the VP of Operations by sending an email to conflictminerals@quicklogic.com.

2.	Identification and Assessment of Risks in the Supply Chain

Because of our position within our supply chain, it is difficult to identify actors upstream from our Tier 1 suppliers. As discussed above, we identified Tier 1 suppliers and we have relied upon them to provide us with the necessary information about the source of Conflict Minerals contained in the products they manufacture on our behalf.

We request each of them to complete the CMRT and review the sourcing information provided in response to our requests for accuracy and completeness. In the event we find the responses to the Reporting Template unclear or incomplete, we contact the supplier in question for additional information and clarification. We record all information obtained from the CMRT to identify the smelters and refiners in our supply chain. The list of the smelters and refiners in our supply chain are verified against the lists compiled by the Responsible Minerals Initiative, TI-CMC, LBMA, and RJC to determine which smelters and refiners have been determined to be compliant with the Responsible Minerals Assurance Process assessment protocols and certifications.

We compare the smelters and refiners identified by direct suppliers via the supply-chain survey against the list of smelter and refiner facilities which have received an RMAP Conformant designation as a result of an independent third party smelter audit conducted pursuant to RMI's RMAP. We also review other information provided by direct suppliers with respect to their investigations regarding smelters and refiners within their supply chain.

3.	Designing and Implementing a Strategy to Respond to Identified Risks

In response to this risk assessment, the Company has an approved risk management plan which is implemented, managed, and monitored by the Vice President of Operations under the oversight of our Board of Directors. Any identified potential risks or quality control flags raised during the evaluation of supplier responses are noted on the Regilient.ai platform and reviewed by the team.

We maintain an escalation plan in the event that we have to address non-responsive suppliers and/or to contact suppliers that provided incomplete or inaccurate supply chain information. We request direct suppliers to remove specific smelters or refiners from their supply chain that we deem to be high-risk.

We support the continued efforts of the Responsible Minerals Initiative to complete the audits of smelters that have agreed to date to participate in the Responsible Minerals Assurance Process and to encourage other identified smelters to become participants. As a continuing part of our risk management plan, we have communicated our commitment to the use of conflict-free minerals in the manufacture of our Covered Products and our expectation that the manufacture of our Covered Products will be conflict-free.

4.	Carrying Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct business relationship with any smelters or refiners in our supply chain and, as a result, we do not directly conduct or request audits. Instead, we support the development and implementation of independent third-party audits of smelters by encouraging our suppliers to purchase materials from smelters in conformance with RMI standards and determine whether the smelters that were used to process these minerals were validated as in conformance with RMI standards as part of the Responsible Minerals Assurance Process. We monitor smelters' or refiners' conformance status with Regilient.ai and the Responsible Minerals Initiative.

We rely upon the published results of third-party audits, such as the RMAP, to validate the responsible sourcing practices of the smelters and other processing facilities in our supply chain.

5.	Reporting on Supply Chain Due Diligence

In 2026, we publicly filed the Form SD and this Report with the SEC, and a copy of this Report and the Form SD are publicly available at http://ir.quicklogic.com.

This Report includes information about the RCOI methodology utilized by the Company, the design of our due diligence process in conformance with the OECD Guidelines, and the list of known smelters utilized in our supply chain identified in our due diligence process.

Findings

Based on the information that was provided by the Company’s Tier 1 suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products include the smelters and refiners listed below. As of the date of this filing, 115 of the 119 unique smelters identified in our supply chain were in conformance with the standards as established by the Responsible Minerals Initiative’s RMAP. Three smelters were Non-Conformant and 1 was Not Applicable. The remaining smelters identified by our suppliers were not yet participating in the RMAP assessment.

As a result of due diligence efforts: (i) 115 out of 119 unique smelters identified were confirmed Conformant under the RMAP; (ii) 3 smelters identified in our supply chain are High Risk / Non-Conformant; (iii) for smelters where RMAP status could not be confirmed, the Company took risk mitigation steps including engaging only with major wafer and assembly vendors, informing vendors of our conflict minerals requirements, and asking suppliers that list non-certified smelters to avoid purchasing material from those smelters or to work with them to get those smelters certified.

Of the 3 Non-Conformant smelters, we took the risk mitigation steps discussed earlier in this Report. Two such smelters were used by only one of our suppliers and one such smelter was used by two of our suppliers.

The 119 smelters are as follows:

Smelter Name	Smelter ID	Smelter Country
Gold
DSC (Do Sung Corporation)	CID000359	KOREA, REPUBLIC OF
Aurubis AG	CID000113	GERMANY
MKS PAMP SA	CID001352	SWITZERLAND
Heimerle + Meule GmbH	CID000694	GERMANY
C. Hafner GmbH + Co. KG	CID000176	GERMANY
Italpreziosi	CID002765	ITALY
MMTC-PAMP India Pvt., Ltd.	CID002509	INDIA
Boliden Ronnskar	CID000157	SWEDEN
Heraeus Metals Hong Kong Ltd.	CID000707	CHINA
Mitsui Mining and Smelting Co., Ltd.	CID001193	JAPAN
SEMPSA Joyeria Plateria S.A.	CID001585	SPAIN
Eco-System Recycling Co., Ltd. West Plant	CID003425	JAPAN
Kennecott Utah Copper LLC	CID000969	UNITED STATES OF AMERICA
JX Advanced Metals Corporation	CID000937	JAPAN
Kojima Chemicals Co., Ltd.	CID000981	JAPAN
Asahi Refining Canada Ltd.	CID000924	CANADA
AngloGold Ashanti Corrego do Sitio Mineracao	CID000058	BRAZIL
Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224	CHINA
Chimet S.p.A.	CID000233	ITALY
Ohura Precious Metal Industry Co., Ltd.	CID001325	JAPAN
Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161	MEXICO
Shandong Gold Smelting Co., Ltd.	CID001916	CHINA
Jiangxi Copper Co., Ltd.	CID000855	CHINA
Agosi AG	CID000035	GERMANY
SungEel HiMetal Co., Ltd.	CID002918	KOREA, REPUBLIC OF
Ishifuku Metal Industry Co., Ltd.	CID000807	JAPAN
L'Orfebre S.A.	CID002762	ANDORRA
Asahi Refining USA Inc.	CID000920	UNITED STATES OF AMERICA
REMONDIS PMR B.V.	CID002582	NETHERLANDS
LS MnM Inc.	CID001078	KOREA, REPUBLIC OF
PT Aneka Tambang (Persero) Tbk	CID001397	INDONESIA
Torecom	CID001955	KOREA, REPUBLIC OF
Zijin Mining Group Gold Smelting Co. Ltd.	CID002243	CHINA
Gold by Gold Colombia	CID003641	COLOMBIA
Aida Chemical Industries Co., Ltd.	CID000019	JAPAN
Tokuriki Honten Co., Ltd.	CID001938	JAPAN
Asaka Riken Co., Ltd.	CID000090	JAPAN
Metal Concentrators SA (Pty) Ltd.	CID003575	SOUTH AFRICA
PX Precinox S.A.	CID001498	SWITZERLAND
Istanbul Gold Refinery	CID000814	TURKEY
Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	CID002779	AUSTRIA
Bangalore Refinery	CID002863	INDIA
Sichuan Tianze Precious Metals Co., Ltd.	CID001736	CHINA
Heraeus Germany GmbH Co. KG	CID000711	GERMANY
Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801	CHINA
Japan Mint	CID000823	JAPAN
Yamakin Co., Ltd.	CID002100	JAPAN
Eco-System Recycling Co., Ltd. East Plant	CID000425	JAPAN
Metalor Technologies (Singapore) Pte., Ltd.	CID001152	SINGAPORE
Materion	CID001113	UNITED STATES OF AMERICA
Sumitomo Metal Mining Co., Ltd.	CID001798	JAPAN
Kazzinc	CID000957	KAZAKHSTAN
LT Metal Ltd.	CID000689	KOREA, REPUBLIC OF
Metalor USA Refining Corporation	CID001157	UNITED STATES OF AMERICA
Valcambi S.A.	CID002003	SWITZERLAND
Almalyk Mining and Metallurgical Complex (AMMC)	CID000041	UZBEKISTAN
T.C.A S.p.A	CID002580	ITALY
Advanced Chemical Company	CID000015	UNITED STATES OF AMERICA
ASAHI METALFINE, Inc.	CID000082	JAPAN
Tanaka Kikinzoku Kogyo K.K.	CID001875	JAPAN
Mitsubishi Materials Corporation	CID001188	JAPAN
Matsuda Sangyo Co., Ltd.	CID001119	JAPAN
Metalor Technologies S.A.	CID001153	SWITZERLAND
Metalor Technologies (Hong Kong) Ltd.	CID001149	CHINA
KGHM Polska Miedz Spolka Akcyjna	CID002511	POLAND
Metalor Technologies (Suzhou) Ltd.	CID001147	CHINA
SAFINA A.S.	CID002290	CZECHIA
Navoi Mining and Metallurgical Combinat	CID001236	UZBEKISTAN
Umicore S.A. Business Unit Precious Metals Refining	CID001980	BELGIUM
United Precious Metal Refining, Inc.	CID001993	UNITED STATES OF AMERICA
TOO Tau-Ken-Altyn	CID002615	KAZAKHSTAN
WIELAND Edelmetalle GmbH	CID002778	GERMANY
Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128	PHILIPPINES
Korea Zinc Co., Ltd.	CID002605	KOREA, REPUBLIC OF
Solar Applied Materials Technology Corp.	CID001761	TAIWAN, PROVINCE OF CHINA
Eco-System Recycling Co., Ltd. North Plant	CID003424	JAPAN
Western Australian Mint (T/a The Perth Mint)	CID002030	AUSTRALIA
Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220	TURKEY
Rand Refinery (Pty) Ltd.	CID001512	SOUTH AFRICA
Planta Recuperadora de Metales SpA	CID002919	CHILE
Nihon Material Co., Ltd.	CID001259	JAPAN
Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622	CHINA
Abington Reldan Metals, LLC	CID002708	UNITED STATES OF AMERICA
Dowa	CID000401	JAPAN
NH Recytech Company	CID003189	KOREA, REPUBLIC OF
Yokohama Metal Co., Ltd.	CID002129	JAPAN
Argor-Heraeus S.A.	CID000077	SWITZERLAND
Royal Canadian Mint	CID001534	CANADA
Chugai Mining	CID000264	JAPAN
CCR Refinery - Glencore Canada Corporation	CID000185	CANADA
GG Refinery Ltd.	CID004506	TANZANIA, UNITED REPUBLIC OF
Elite Industech Co., Ltd.	CID004755	TAIWAN, PROVINCE OF CHINA
Coimpa Industrial LTDA	CID004010	BRAZIL

Tantalum
AMG Brasil	CID001076	BRAZIL
Telex Metals	CID001891	UNITED STATES OF AMERICA
FIR Metals & Resource Ltd.	CID002505	CHINA
TANIOBIS Co., Ltd.	CID002544	THAILAND
Global Advanced Metals Aizu	CID002558	JAPAN
Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522	CHINA
Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512	CHINA
KEMET de Mexico	CID002539	MEXICO
XinXing Haorong Electronic Material Co., Ltd.	CID002508	CHINA
Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492	CHINA
Jiujiang Tanbre Co., Ltd.	CID000917	CHINA
Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506	CHINA
Ulba Metallurgical Plant JSC	CID001969	KAZAKHSTAN
TANIOBIS Japan Co., Ltd.	CID002549	JAPAN
Jiangxi Tuohong New Raw Material	CID002842	CHINA
D Block Metals, LLC	CID002504	UNITED STATES OF AMERICA
F&X Electro-Materials Ltd.	CID000460	CHINA
Global Advanced Metals Boyertown	CID002557	UNITED STATES OF AMERICA
TANIOBIS GmbH	CID002545	GERMANY
XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616	CHINA
Materion Newton Inc.	CID002548	UNITED STATES OF AMERICA
Mitsui Mining and Smelting Co., Ltd.	CID001192	JAPAN
Ningxia Orient Tantalum Industry Co., Ltd.	CID001277	CHINA
Mineracao Taboca S.A.	CID001175	BRAZIL
RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583	CHINA
Taki Chemical Co., Ltd.	CID001869	JAPAN
JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914	CHINA
NPM Silmet AS	CID001200	ESTONIA
Metallurgical Products India Pvt., Ltd.	CID001163	INDIA
TANIOBIS Smelting GmbH & Co. KG	CID002550	GERMANY
QuantumClean	CID001508	UNITED STATES OF AMERICA
Resind Industria e Comercio Ltda.	CID002707	BRAZIL

Tin
PT Mitra Stania Prima	CID001453	INDONESIA
Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397	CHINA
PT Prima Timah Utama	CID001458	INDONESIA
PT Putera Sarana Shakti (PT PSS)	CID003868	INDONESIA
Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538	CHINA
Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228	CHINA
PT Bukit Timah	CID001428	INDONESIA
Mineracao Taboca S.A.	CID001173	BRAZIL
Dowa	CID000402	JAPAN
PT Rajehan Ariq	CID002593	INDONESIA
Mitsubishi Materials Corporation	CID001191	JAPAN
Tin Technology & Refining	CID003325	UNITED STATES OF AMERICA
Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116	CHINA
Metallic Resources, Inc.	CID001142	UNITED STATES OF AMERICA
PT Babel Surya Alam Lestari	CID001406	INDONESIA
China Tin Group Co., Ltd.	CID001070	CHINA
Mining Minerals Resources SARL	CID004065	CONGO, DEMOCRATIC REPUBLIC OF THE
CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486	BRAZIL
Estanho de Rondonia S.A.	CID000448	BRAZIL
PT Tommy Utama	CID001493	INDONESIA
PT Rajawali Rimba Perkasa	CID003381	INDONESIA
Aurubis Berango	CID002774	SPAIN
PT Cipta Persada Mulia	CID002696	INDONESIA
Malaysia Smelting Corporation (MSC)	CID001105	MALAYSIA
Aurubis Beerse	CID002773	BELGIUM
Malaysia Smelting Corporation Berhad (Port Klang)	CID004434	MALAYSIA
Alpha Assembly Solutions Inc	CID000292	UNITED STATES OF AMERICA
PT Sariwiguna Binasentosa	CID001463	INDONESIA
Woodcross Smelting Company Limited	CID004724	UGANDA
Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190	CHINA
Magnu's Minerais Metais e Ligas Ltda.	CID002468	BRAZIL
Operaciones Metalurgicas S.A.	CID001337	BOLIVIA (PLURINATIONAL STATE OF)
Jiangxi New Nanshan Technology Ltd.	CID001231	CHINA
White Solder Metalurgia e Mineracao Ltda.	CID002036	BRAZIL
PT Bangka Prima Tin	CID002776	INDONESIA
CRM Synergies	CID003524	SPAIN
PT Artha Cipta Langgeng	CID001399	INDONESIA
Luna Smelter, Ltd.	CID003387	RWANDA
Rui Da Hung	CID001539	TAIWAN, PROVINCE OF CHINA
Precious Minerals and Smelting Limited	CID003409	INDIA
PT Premium Tin Indonesia	CID000313	INDONESIA
PT Timah Tbk Mentok	CID001482	INDONESIA
PT Bangka Serumpun	CID003205	INDONESIA
Fenix Metals	CID000468	POLAND
Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403	JAPAN
PT ATD Makmur Mandiri Jaya	CID002503	INDONESIA
PT Menara Cipta Mulia	CID002835	INDONESIA
PT Aries Kencana Sejahtera	CID000309	INDONESIA
DS Myanmar	CID003831	MYANMAR
O.M. Manufacturing (Thailand) Co., Ltd.	CID001314	THAILAND
Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180	CHINA
PT Mitra Sukses Globalindo	CID003449	INDONESIA
EM Vinto	CID000438	BOLIVIA (PLURINATIONAL STATE OF)
PT Sukses Inti Makmur	CID002816	INDONESIA
Resind Industria e Comercio Ltda.	CID002706	BRAZIL
Fabrica Auricchio Industria e Comercio Ltda.	CID003582	BRAZIL
HuiChang Hill Tin Industry Co., Ltd.	CID002844	CHINA
Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158	CHINA
Thaisarco	CID001898	THAILAND
O.M. Manufacturing Philippines, Inc.	CID002517	PHILIPPINES
PT Babel Inti Perkasa	CID001402	INDONESIA
PT Timah Tbk Kundur	CID001477	INDONESIA
Super Ligas	CID002756	BRAZIL
CV Venus Inti Perkasa	CID002455	INDONESIA
Minsur	CID001182	PERU
PT Refined Bangka Tin	CID001460	INDONESIA
CV Ayi Jaya	CID002570	INDONESIA

Tungsten
A.L.M.T. TUNGSTEN Corp.	CID000004	JAPAN
Xiamen Tungsten Co., Ltd.	CID002082	CHINA
Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513	CHINA
Asia Tungsten Products Vietnam Ltd.	CID002502	VIET NAM
Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316	CHINA
Kennametal Huntsville	CID000105	UNITED STATES OF AMERICA
China Molybdenum Tungsten Co., Ltd.	CID002641	CHINA
Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551	CHINA
Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315	CHINA
Kennametal Fallon	CID000966	UNITED STATES OF AMERICA
Cronimet Brasil Ltda	CID003468	BRAZIL
Wolfram Bergbau und Hutten AG	CID002044	AUSTRIA
Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317	CHINA
Xiamen Tungsten (H.C.) Co., Ltd.	CID002320	CHINA
Hubei Green Tungsten Co., Ltd.	CID003417	CHINA
Niagara Refining LLC	CID002589	UNITED STATES OF AMERICA
Fujian Xinlu Tungsten Co., Ltd.	CID003609	CHINA
Hunan Chenzhou Mining Co., Ltd.	CID000766	CHINA
Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258	CHINA
Malipo Haiyu Tungsten Co., Ltd.	CID002319	CHINA
Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318	CHINA
Guangdong Xianglu Tungsten Co., Ltd.	CID000218	CHINA
Japan New Metals Co., Ltd.	CID000825	JAPAN
Philippine Chuangxin Industrial Co., Inc.	CID002827	PHILIPPINES
Masan High-Tech Materials	CID002543	VIET NAM
Ganzhou Seadragon W & Mo Co., Ltd.	CID002494	CHINA
H.C. Starck Tungsten GmbH	CID002541	GERMANY
Global Tungsten & Powders LLC	CID000568	UNITED STATES OF AMERICA
Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321	CHINA
Lianyou Metals Co., Ltd.	CID003407	TAIWAN, PROVINCE OF CHINA
TANIOBIS Smelting GmbH & Co. KG	CID002542	GERMANY

Countries of origin that these facilities may source Conflict Minerals include:

L1 - RMI Level 1 Countries are those that are not identified as conflict regions or plausible areas of smuggling or export from the DRC and its nine adjoining countries, including: Argentina, Armenia, Australia, Austria, Azerbaijan, Bahamas, Barbados, Belarus, Belgium, Benin, Bolivia, Bosnia and Herzegovina, Botswana, Brazil, Bulgaria, Burkina Faso, Cambodia, Cameroon, Canada, Cayman Islands, Chile, China, Colombia, Croatia, Curacao, Cyprus, Czech Republic, Denmark, Dominican Republic, Ecuador, Egypt, El Salvador, Eritrea, Estonia, Ethiopia, Fiji, Finland, France, Gabon, Gambia, Georgia, Germany, Ghana, Greece, Guatemala, Guinea, Guyana, Honduras, Hong Kong, Hungary, Iceland, India, Indonesia, Iran, Ireland, Israel, Italy, Ivory Coast, Japan, Jordan, Kazakhstan, Kenya, Korea, Republic of, Kosovo, Kuwait, Kyrgyzstan, Laos, Latvia, Lebanon, Liberia, Libya, Liechtenstein, Lithuania, Luxembourg, Macau, Madagascar, Malaysia, Mali, Malta, Mauritania, Mauritius, Mexico, Mongolia, Morocco, Myanmar, Namibia, Netherlands, New Caledonia, New Zealand, Nicaragua, Niger, Nigeria, Norway, Pakistan, Panama, Papua New Guinea, Peru, Philippines, Poland, Portugal, Puerto Rico, Romania, Russian Federation, San Marino, Saudi Arabia, Senegal, Serbia, Sierra Leone, Singapore, Slovakia, Solomon Islands, Spain, Suriname, Swaziland, Sweden, Switzerland, Taiwan, Tajikistan, Thailand, Togo, Trinidad and Tobago, Tunisia, Turkey, Ukraine, United Arab Emirates, United Kingdom of Great Britain and Northern Ireland, United States of America, Uruguay, Uzbekistan, Vatican City, Venezuela, Vietnam, Yemen, and Zimbabwe.

L2 - RMI Level 2 Countries are those that are known or plausible countries for smuggling, exporting, or transiting of materials containing tantalum, tin, tungsten, or gold out of conflict affected regions, including: Mozambique and South Africa.

L3 - RMI Level 3 Countries are those high-risk countries outlined in Section 1502 of the Dodd-Frank Act as those affected or bordering conflict-affected regions: currently defined as the Democratic Republic of Congo (DRC) and its nine adjoining countries (Angola, Burundi, Central African Republic, Republic of the Congo, Rwanda, South Sudan, Tanzania, Uganda, Zambia).

Risk Mitigation Measures

QuickLogic is taking or intends to continue to take the following steps to improve its due diligence during the next compliance period to further mitigate the risk that its necessary conflict minerals do not benefit armed groups in the Covered Countries:

-	Increase the emphasis on clean and validated smelter and refiner information from our supply chain as the list of conflict-free smelters and refiners grows and more smelters and refiners declare their intent to enroll in the RMAP program;

-	Encourage our direct suppliers to have due diligence procedures in place for their supply chains to improve the content of responses and follow up with direct suppliers that appear to have gaps in their internal processes for conflict minerals;

-	Engage with our direct suppliers more closely and provide direct suppliers with more information and training resources regarding responsible sourcing of 3TG;

-	Request direct suppliers to remove specific smelters or refiners from their supply chain that we deem to be high-risk;

-	Engage any direct suppliers that we have reason to believe are supplying QuickLogic with 3TG from sources that may be considered red flag sources and encourage them to establish alternative sources of 3TG;

-	Encourage our direct suppliers to take these same steps with regard to their suppliers in our supply chain; and

-	Engage direct suppliers to encourage smelters or refiners in our supply chain, not yet certified/identified by the RMAP or an equivalent independent third-party audit, to undergo smelter audits and verify compliance.

Future Steps

We have communicated our expectations, as reflected in our Conflict Minerals Policy, to our contract manufacturers and other suppliers. We have continued to engage with our Tier 1 suppliers to update their information on the source and chain of custody of conflict minerals in our supply chain and to require that all smelters utilized agree to participate in the Responsible Minerals Assurance Process or equivalent program.

Forward-Looking Statements

Statements relating to risk mitigation and certain other statements herein are forward-looking in nature and are based on the Company's management's current expectations or beliefs. Furthermore, our reporting obligations under the conflict minerals rules may change in the future and our ability to implement certain processes or obtain information from our suppliers may differ materially from those anticipated or implied in this report. These forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors that may be outside of the Company's control and that could cause actual events to differ materially from those expressed or implied by the statements made herein. The Company assumes no obligation to update or provide revisions to any forward-looking statements.

Documents Incorporated by Reference

Unless otherwise stated herein, any documents, third-party materials or references to websites (including QuickLogic's) are not incorporated by reference in, or considered to be a part of, this Report, unless expressly incorporated by reference herein.